Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

February 24, 2020

AFO Blackberry LLC
By: /s/ Fred Goldman
Name: Fred Goldman
Its: Treasurer

AFO FIP MS, LLC
By: AFO Blackberry LLC, Managing Member
By: /s/ Fred Goldman
Name: Fred Goldman
Its: Treasurer

Equitec Group, LLC
By: /s/ Fred Goldman
Name: Fred Goldman
Its: CFO

Equitec Proprietary Markets, LLC
By: /s/ Fred Goldman
Name: Fred Goldman
Its: CFO

Equitec Specialists, LLC
By: /s/ Fred Goldman
Name: Fred Goldman
Its: CFO

Oakmont Investments, LLC
By: /s/ Fred Goldman
Name: Fred Goldman
Its: CFO

Sphinx Trading LP
By: /s/ Fred Goldman
Name: Fred Goldman
Its: CFO

/s/ Daniel Asher
Daniel Asher